Exhibit 23.1

Tel: 514 931 0841 Fax: 514 931 9491 www.bdo.ca	BDO Canada s.r.l. /S.E.N.C.R.L. /LLP 1000, rue De La Gauchetière O. Bureau 200 Montréal QC H3B 4W5 Canada

March 31, 2022

Vision Marine Technologies Inc.
730 Boulevard du Curé-Boivin
Boisbriand, Québec J7G 2A7

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated December 30, 2020 relating to the consolidated financial statements of Vision Marine Technologies Inc. (the Company) appearing in the Company’s Annual Report on Form 20-F for the year ended August 31, 2021.

Very truly yours,

/s/ BDO Canada s.r.l./S.E.N.C.R.L./LLP

BDO Canada s.r.l./S.E.N.C.R.L./LLP